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                                                                Exhibit 10.21


                         BANNER'S CENTRAL ELECTRIC, INC.
                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

                  This SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of June 24, 1996, is entered into between Debtor and Collateral Agent, with reference to the facts that: (A) Debtor, CICC, Agent and Banks contemporaneously herewith are entering into the Loan Agreement; (B) Debtor contemporaneously herewith is executing the BCE Guaranty in favor of Agent on behalf of the Banks pursuant to which the Debtor will guaranty the obligations of CICC under the Loan Agreement; and (B) Debtor desires to grant to Collateral Agent a security interest in the Collateral as security for the Secured Obligations. Reference is made to that certain Amended and Restated Security Agreement dated as of September 10, 1992, between Debtor and Collateral Agent; which aforesaid Security Agreement is referred to hereinafter as the "Prior Security Agreement." Effective as of the Closing Date, this Agreement amends and restates in its entirety the Prior Security Agreement, which Prior Security Agreement shall be superseded and replaced by this Agreement as of the Closing Date.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

         1. Definitions and Construction. As used herein, the following terms shall have the meanings respectively set forth after each:

                  "Account Debtor" shall have the meaning ascribed thereto inSection 9105 of the Code.

                  "Accounts" means all of Debtor's presently existing and hereafter arising: (a) accounts (including all "accounts" as such term is defined in Section 9106 of the Code); (b) chattel paper (including all "chattel paper" as such term is defined in Section 9105(l)(b) of the Code), including certificated securities (as such term is defined in Section 8102 of the Code) and instruments (as such term is defined in Section 9105(l)(i) of the Code) constituting part of "chattel paper" as such term is defined in Section 9105(l)(b) of the Code; (c) contract rights; and (d) credit insurance, guarantees, and letters of credit with respect to which Debtor is the beneficiary, together with any security for any of the foregoing.

                  "Agent" means Bank of America National Trust and Savings Association and its successors, as agent for Banks under the Loan Agreement, and any successor agent appointed pursuant to the provisions of the Loan Agreement.

                  "Agreement" means this Second Amended and Restated Security Agreement.

                  "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11 U.S.C. SectionSection 101-1330), as amended or supplemented from time to time, and any successor statute, and all of the rules issued or promulgated in connection therewith.

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                  "Banks" means all Persons which now or hereafter are
signatories to the Loan Agreement in such capacity.

                  "BCE Guaranty" means that certain Continuing Guaranty executed by Debtor in favor of Agent for the benefit of the Banks dated the date hereof.

                  "Books and Records" means all of Debtor's present and future books and records, including accounting journals and ledgers, deposit account statements, computer programs, disc or tape files, printouts, and other computer-prepared information, which in each case summarizes, evidences, provides information concerning, or is used in connection with, all or any part of the Collateral.

                  "CFR" means the Code of Federal Regulations, as amended or supplemented from time to time.

                  "Chief Executive Office" means the place or location where Debtor is deemed located pursuant to the provisions of Section 9103(3)(d) of the Code.

                  "CICC" means Central Installment Credit Corporation, a California corporation.

                  "Code" means the California Uniform Commercial Code, as amended or supplemented from time to time.

                  "Collateral" means the Accounts, the Books and Records, the Documents, the Equipment, the General Intangibles, the Inventory, the Money, the Pledged Collateral, the Securities, and the Proceeds; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Collateral hereunder does not include any "infectious waste", "restricted hazardous waste", or "hazardous waste" as those terms are defined under one or more of 42 U.S.C. Section 6903(5) and California Health & Safety Code SectionSection 25117, 25117.5, and 25122.7, as any one or more of the foregoing sections may be from time to time amended, or under any regulations thereunder.

                  "Collateral Agent" means Bank of America National Trust and Savings Association and its successors, in its capacity as collateral agent for Agent and Banks pursuant to the Intercreditor Agreement, and any successor collateral agent appointed pursuant to the provisions of the Intercreditor Agreement.

                  "Debtor" means Banner's Central Electric, Inc., a California corporation. "Default" means any Event of Default or any Unmatured Event of Default or any default under the BCE Guaranty.

                  "Documents" means all present and future right, title and interest of Debtor in and to any "Documents of title," as such term is defined in Section 1201(15) of the Code.

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                  "Equipment" means all of Debtor's presently existing or
hereafter acquired or created equipment (including all "equipment", as such term is defined in Section 9109(2) of the Code) in all of its forms, wherever located, and all parts thereof and all accessions thereto and documents therefor, including fixtures, furnishings, furniture, heavy equipment, jibs, machinery, molds, motors, pallets, tooling, tools, and trade fixtures, and all cars, forklifts, rolling stock, tractors, trucks, and other vehicles, and any and all spare and replacement parts and supplies used in connection with the maintenance or operation of any one or more of the foregoing.

                  "General Intangibles" means all of Debtor's presently existing and hereafter arising general intangibles (including all "general intangibles," as such term is defined in Section 9106 of the Code), including all: blueprints; catalogs; choses or things in action; computer disks; computer programs; computer tapes; customer lists; deposit accounts (including all "deposit accounts," as such term is defined in Section 9105(l)(e) of the Code); drawings; goodwill; literature; claims due or recoverable from pension funds; patents; patent rights; purchase orders; reports; route lists; service marks; service mark rights; software; tax refunds; tax refund claims; trade names; trade name rights; trademarks; trademark rights; rights to receive and interests in insurance settlement proceeds; rights under or pursuant to interest rate protection, swap, hedge or cap agreements; rights under or pursuant to subscription agreements or net worth maintenance agreements; rights under licensing, distribution, representation, agency, sales, and other contracts or agreements; claims for damages to persons or Assets; interests in and rights to receive distributions of Assets with respect to general partnerships, limited partnerships, joint ventures, trusts, estates of deceased persons (irrespective of whether in probate), and unincorporated associations; rights to payment and other rights under any guaranty, indemnity, or right of contribution or subrogation; rights with respect to any approval, certification, license, or permit issued by or under the authority of any governmental entity, or any subdivision, department, or agency thereof, including to the maximum extent permitted by law, licenses issued to Debtor by any alcoholic beverage licensing authority; rights with respect to or interests in any minerals or the like (including oil or gas) before extraction and which attach thereto as extracted; and rights in and to all security agreements, leases, or other contracts securing or otherwise relating to any of the foregoing or any Account or any Pledged Collateral.

                  "Intercreditor Agreement" means that certain Second Amended and Restated Collateral Agency Intercreditor Agreement, dated as of June 24, 1996, entered into between Agent, Collateral Agent, and Banks.

                 "Inventory" means all of Debtor's presently existing or hereafter acquired or created inventory (including all "inventory" as such term is defined in Section 9109(4) of the Code) in all of its forms, wherever located (whether in the possession of Debtor or a bailee or other person for storage, transit, or otherwise), including: (a) all "goods," as such term is defined in
Section 9105(l)(h) of the Code, manufactured or assembled or held for sale or lease or to be furnished under any contract of service; (b) raw materials; (c) work in process; (d) finished goods; (e) all merchandise or "goods" as such term is defined in Section 9105(l)(h) of the Code, which are returned to or repossessed by Debtor; (f) all materials used or consumed in Debtor's business; and (g) all additions and accessions to any of the foregoing and all replacements and products of any of the foregoing together with all containers, packing, packaging, or shipping materials related thereto.

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                  "Loan Agreement" means that certain Third Amended and Restated
Loan Agreement, dated as of June 24, 1996, among Debtor, CICC, Banks, and Agent.

                  "Money" means all present and future right, title and interest of Debtor in and to any "Money," as such term is defined in Section 9102(24) of the Code.

                  "Pledged Collateral" means all presently existing and hereafter acquired or created indebtedness held by Debtor, and all evidences of such indebtedness, including all instruments (including all "instruments" as such term is defined in Section 9105(i) of the Code), cash, and other Assets from time to time received, receivable, or otherwise distributed in respect of, in exchange for, or on account of such indebtedness.

                  "Proceeds" means all proceeds (including proceeds of proceeds) of the Collateral, including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Accounts, Documents, Equipment, General Intangibles, Inventory, Money, Pledged Collateral, Securities, and other Assets from time to time received, receivable, or otherwise distributed in respect of, or in exchange for, or as a replacement of or a substitution for, any of the Collateral; (b) "proceeds," as such term is defined in Section 9306 of the Code;
(c) proceeds of any insurance, indemnity, warranty, or guarantee (including guarantees of delivery) payable from time to time with respect to any of the Collateral; (d) payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral; and
(e) other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Relevant State" means California.

                  "Secured Obligations" means all liabilities, obligations, or undertakings owing by Debtor to any one or more of Agent, Collateral Agent, and Banks, of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the BCE Guaranty, the Loan Agreement, this Agreement, or any other Loan Document to which Debtor is a party, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest which accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys' fees and expenses), and expenses which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

                  "Securities" means all present and future right, title and interest of Debtor in and to any "security," as such term is defined in Section 8102(l)(c) of the Code.

         Any term used in this Agreement and not specifically defined in this Agreement that is defined in the Loan Agreement shall have the meaning defined for such term in the Loan Agreement when used in this Agreement. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or."

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The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference in this Agreement to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement; the other Loan Documents; and the Letters of Credit. Neither this Agreement nor any uncertainty or ambiguity contained herein shall be construed or resolved against Collateral Agent or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. In the event of any direct conflict between the express terms and provisions of this Agreement and those of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

         2. The Security Interest. Debtor hereby pledges, grants, transfers, and assigns to Collateral Agent a security interest in all of Debtor's right, title, and interest in and to the Collateral in order to secure the prompt payment and performance in full by Debtor when due, whether at stated maturity, by acceleration, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all of the Secured Obligations. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations including the cash collateralization, expiration, or cancellation of all Secured Obligations consisting of Letters of Credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (ii) be binding upon Debtor, its successors and assigns; and (iii) inure to the benefit of Collateral Agent, Agent, and Banks and their successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations including the cash collateralization, expiration, or cancellation of all Secured Obligations relating to Letters of Credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted hereby shall automatically terminate. Upon any such termination, Collateral Agent will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination; such documents shall be prepared by Debtor and shall be in form and substance reasonably satisfactory to Collateral Agent. To the maximum extent permitted by law, Debtor hereby waives any right to require Collateral Agent, Agent, or any Bank to: (A) proceed against or exhaust any security held from Debtor; or (B) pursue any other remedy in Collateral Agent's, Agent's, or any Bank's power whatsoever.

         3. Delivery of Certain Pledged Collateral, Certificated Securities and Other Collateral. Except for instruments and items being processed for collection in the ordinary course of Debtor's business, all Collateral with respect to which perfection can be obtained only by taking possession thereof shall be promptly delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be

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accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Collateral Agent.

         4. Representations and Warranties of Debtor. Debtor represents, warrants, and covenants as follows: (a) Debtor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral, and Debtor agrees that Collateral Agent shall have no responsibility or liability for informing Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto; (b) All information contained herein or hereafter supplied in writing to Collateral Agent by or on behalf of Debtor with respect to the Collateral is, or will be in the case of information hereafter supplied, accurate and complete in all material respects; (c) Upon the filing of financing statements and the recordation of fixture filings in the appropriate filing or recording offices in the Relevant State, this Agreement creates, in the case of presently existing Collateral, and will create, in the case of after acquired Collateral, at such time as Debtor acquires rights in such Collateral, a valid, perfected first priority security interest (subject only to Permitted Liens) in and to all of such Collateral other than: (i) "goods," as such term is defined in Section 9105(h) of the Code, constituting Collateral which are covered by a certificate of title issued under a statute of the State of California or of another jurisdiction which requires indication of a security interest on the certificate as a condition of perfection, whether such certificate is designated a "certificate of title," "certificate of ownership," or otherwise; and (ii) that portion of the Collateral for which perfection can only be obtained by taking possession thereof or by giving notice with respect thereto; (d) Upon Collateral Agent taking possession thereof or by giving notice with respect thereto, this Agreement creates, in the case of presently existing Collateral, and will create, in the case of after acquired Collateral, at such time as Debtor acquires rights in such Collateral, a valid, perfected first priority security interest (subject only to Permitted Liens) in and to that portion of the Collateral for which perfection can only be obtained by taking possession thereof or by giving notice with respect thereto, as applicable; (e) Upon the indication of the security interest of Collateral Agent on the certificate of title covering the items of Collateral set forth in Section 4(c)(i) hereof, this Agreement creates, in the case of such Collateral which is presently existing, and will create, in the case of such Collateral which is hereafter acquired, a valid, perfected first priority security interest (subject only to Permitted Liens) in and to such items of Collateral; (f) All filings, assignments, notices, and indications necessary to perfect the security interests of Collateral Agent in and upon the Collateral referenced in clauses (c), (d), and
(e) of this Section 4 and required to be executed by Debtor under applicable law have been executed by Debtor and delivered by Debtor to Collateral Agent. All Collateral for which perfection can be obtained only through possession has been delivered to Collateral Agent; (g) The Chief Executive Office of Debtor is located at the street address, city, county (or equivalent political subdivision), state, and zip code (or equivalent postal routing code) specified therefor in Part A of Schedule A attached hereto; (h) All of the Equipment and Inventory is located at the places specified by street address, city, county (or equivalent political subdivision), state, and zip code (or equivalent postal routing code) in Part B of Schedule A attached hereto; (i) The offices where Debtor keeps its Books and Records are located at the places specified by street address, city, county (or equivalent political subdivision), state, and zip code (or equivalent postal routing code) and nation (if other than the United States) in Part C of Schedule A attached hereto; (j) Debtor does not do business under any trade name or fictitious business name, except as specified

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in Part D of Schedule A attached hereto; and (k) except as otherwise disclosed on the Disclosure Schedule, Debtor has exclusive possession and control of the Equipment and the Inventory.

         5. Further Assurances. Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (i) at the request of Collateral Agent, mark conspicuously chattel paper included in the Accounts; (ii) at the request of Collateral Agent, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Collateral Agent, indicating that such Collateral is subject to the security interest granted hereby; (iii) except for instruments and items being processed for collection in the ordinary course of Debtor's business, if any Collateral or Pledged Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to Collateral Agent such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Collateral Agent; (iv) execute and file such financing or continuation statements, or amendments thereto, and such other documents, instruments, or notices, as may be necessary or reasonably desirable or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (v) allow inspection of the Collateral by Collateral Agent or persons designated by Collateral Agent; and (vi) appear in and defend any action or proceeding that may affect Debtor's title to or Collateral Agent's security interest in any or all of the Collateral. Debtor hereby authorizes Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor. A carbon, photographic, photostatic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where not prohibited by law; provided, however, that nothing contained in this Agreement shall relieve Debtor of its obligations to file all necessary financing and continuation statements in order to perfect and protect the security interests granted or purported to be granted hereby. Debtor will furnish to Collateral Agent on the Closing Date and thereafter, upon the reasonable request of Collateral Agent: (a) a certificate executed by a Responsible Officer of Debtor, and dated as of the date of delivery to Collateral Agent, itemizing in such detail as Collateral Agent may reasonably request, that portion of the Collateral which, as of the date of such certificate, has been delivered to Collateral Agent by Debtor pursuant to the provisions of this Agreement; and (b) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request.

         6. Covenants of Debtor. Debtor shall: (a) Notify Collateral Agent promptly of any change in Debtor's name or the use of any trade name not set forth in Part D of Schedule A attached hereto; (b) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business or Equipment and Inventory sold or otherwise disposed of as permitted by the Loan Agreement) at the places therefor specified in Part B of Schedule A attached hereto and not move any Equipment or Inventory to a location other than those locations identified in Part B of

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Schedule A attached hereto except as may otherwise be permitted by the Loan
Agreement; (c) Keep its Chief Executive Office and the office(s) where it keeps the Books and Records and all originals of all chattel paper that evidence Accounts at the locations specified therefor in Parts A and C, respectively, of Schedule A attached hereto (unless such chattel paper has been delivered to Collateral Agent), or, upon thirty (30) calendar days prior written notice to Collateral Agent, at such other locations designated in such notice; and (d) Continue to collect, at its own expense, all amounts due or to become due to Debtor under the Accounts. In connection with such collections, Debtor shall take such action as Debtor or Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, however, that Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Collateral Agent, and, upon such notification and at the expense of Debtor, Collateral Agent shall have the right to enforce collection of any such Accounts and to adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as Debtor might have done. So long as such Event of Default continues:
(i) all amounts and Proceeds received by Debtor in respect of the Accounts shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of Debtor, and shall be paid over forthwith to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as provided by Section 9 hereof; (ii) Debtor shall not adjust, settle, or compromise the amount or payment of any Accounts, or release wholly or partly any Account Debtor or obligor thereof or allow any credit or discount thereon; and (iii) at the request of Collateral Agent, Debtor shall instruct all customers and other Persons obligated with respect to all Accounts to make all payments to one or more other banks in any state in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and the control of such bank) under a restricted account agreement duly executed by Debtor and such bank or under other arrangements, in form and substance satisfactory to Collateral Agent, pursuant to which Debtor shall have irrevocably instructed such bank (and such bank shall have agreed) to remit all proceeds of such payments directly to Collateral Agent for deposit into any collateral account or as Collateral Agent may otherwise instruct such bank. Debtor will hold and preserve its Books and Records and chattel paper and will permit representatives of Collateral Agent, Banks, and Agent to inspect and make abstracts from such Books and Records and chattel paper.

         7. Collateral Agent as Debtor's Attorney-in-Fact. Debtor hereby irrevocably appoints Collateral Agent as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument or application that Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) To obtain and adjust insurance required to be paid to Collateral Agent; (b) To ask, demand, collect, sue for, recover, impound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) To receive, endorse, and collect any checks, drafts, notes or other instruments, documents, and chattel paper in connection with clauses (a) and (b) of this
Section 7; (d) To file any claims or take any action or institute any proceedings that Collateral Agent may deem

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necessary or reasonably desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral; (e) To make, execute, and deliver any and all documents and writings which may, in Collateral Agent's judgment, be necessary or reasonably appropriate for approval of, or be required by, any regulatory authority located in the city, county, state, or country where Debtor or Debtor's Subsidiaries engage in business, in order to transfer or to transfer more effectively any of the Collateral or otherwise enforce Collateral Agent's rights hereunder; and (f) Generally to sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any of the collateral as fully and completely as though Collateral Agent were the absolute owner thereof and to do, at Debtor's expense, at any time, or from time to time all acts and things that Collateral Agent deems reasonably necessary to protect, preserve, or realize upon the Collateral and Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Debtor might do.

         8. Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Collateral Agent may also without notice (except as specified below) sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board, or at any of Collateral Agent's offices or elsewhere, for cash, on credit, or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Collateral Agent may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured obligations owed to or represented by such credit bidding party as a credit on account of the purchase price of any Collateral payable by such party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Debtor, and Debtor hereby waives (to the maximum extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Debtor agrees that, to the extent notice of sale shall be required by law, at least five (5) calendar days notice to Debtor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Debtor hereby waives any claims against Collateral Agent, Lender, Agent, or Banks arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

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         9. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, any cash held by Collateral Agent as Collateral and all cash Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 8 of this Agreement shall be applied from time to time by Collateral Agent as provided in the Intercreditor Agreement. At such time as the Secured Obligations are indefeasibly paid in full in cash, if Collateral Agent holds any excess funds, it shall release them to Debtor or to the Person or Persons legally entitled thereto, or, if Collateral Agent has doubts as to whom such funds should be released, Collateral Agent may interplead such funds.

         10. Collateral Agent; Duties; Standard of Care. The powers conferred on Collateral Agent hereunder are solely to protect its, Agent's, and Banks' interests in the Collateral and shall not impose on it, Agent, or Banks any duty to exercise such powers. Collateral Agent shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral at any time in its possession if Secured Party exercises the same degree of care with respect thereto as it exercises with respect to its own property. Collateral Agent shall act or not act, and the powers of Collateral Agent to act on behalf of Agent and the Banks shall be, as set forth in the Intercreditor Agreement.

         11. Debtor Remains Liable. Notwithstanding anything to the contrary contained in this Agreement: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Collateral Agent of any of its rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and
(c) Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Collateral Agent be obligated to perform any of the obligations thereunder.

         12. Rights of Collateral Agent, Agent and Banks Inter Se. The rights, inter se, of Collateral Agent, Agent and Banks with respect to the Collateral shall be as set forth in the Intercreditor Agreement.

         13. Choice of Governing Law. Except as may otherwise be specifically set forth in the Loan Agreement: (a) this Agreement shall be deemed to have been made in the State of California; and (b) the validity of this Agreement, and the construction, interpretation, and enforcement hereof, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.

         14. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall under any circumstances be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Collateral Agent, Agent, or any Bank to exercise, and no delay in exercising, any right under this Agreement, the Loan Agreement, or otherwise with respect to any of the Secured Obligations shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement, the Loan Agreement, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law. Any amendment, modification, restatement, supplement, termination, waiver, or consent hereto or hereof shall be binding upon Debtor to the extent that Debtor has executed and delivered same.

         15. Notices. Unless otherwise specifically provided herein, all notices, demands, instructions, requests, and other communications required or permitted to be given to, or made upon, any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Person to whom it is to be sent pursuant to the provisions of this Agreement. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 15, notices, demands, requests, instructions, and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses specified on the signature pages to this Agreement.

         16. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

         17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         18. Counterparts. This Agreement may be executed in one or more counterparts or duplicates, each of which shall be deemed an original. All of such counterparts, taken together, shall constitute one and the same Agreement.

         19. Waiver of Marshaling. Debtor and Collateral Agent acknowledge and agree that, in exercising any rights under or with respect to the Collateral, Collateral Agent: (a) is under no obligation to marshal any Collateral; (b) may, in its discretion, but subject to the provisions of the Intercreditor Agreement and subject to the provisions of any intercreditor agreements from time to time in effect with Floor Plan Lenders of Debtor, realize upon such Collateral in any order and in any manner it so elects; and (c) may, in its discretion, but subject to the provisions of the Intercreditor Agreement and subject to the provisions of any intercreditor agreements from time to time in effect with Floor Plan Lenders of Debtor, apply the proceeds of any or all of such Collateral to the obligations secured by the Collateral in any order and in any manner it so elects.

Debtor and Collateral Agent each waive any right to require the marshaling of any Collateral, including any right pursuant to SectionSection 2899 and 3433 of the California Civil Code.

         IN WITNESS WHEREOF, Debtor and Collateral Agent have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.


BANK OF AMERICA NATIONAL TRUST                    BANNER'S CENTRAL ELECTRIC,
AND SAVINGS ASSOCIATION, as                       INC., a California corporation
Collateral Agent

By:__________________________                     By:___________________________

Its:_________________________                     Its:__________________________

Notice Address:                                   Notice Address:

BANK OF AMERICA NATIONAL TRUST                    BANNER'S CENTRAL ELECTRIC,
AND SAVINGS ASSOCIATION                           INC.
Agency Management Services #5596                  5480 East Ferguson Drive
1455 Market Street, 12th Floor                    Commerce, California 90022
San Francisco, CA 94103
Attn:  Daniel G. Farthing, V.P.                   Attn: Stephen D. Olson
Telephone: (415) 436-3431                         Telephone:  (213) 748-9701
Facsimile: (415) 436-2700                         Facsimile:___________________

                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT


                                     PART A

                             Chief Executive Office

                               1810 South Broadway
                             Los Angeles, California


                                     PART B

                        Inventory and Equipment Locations

                               1810 South Broadway
                             Los Angeles, California

                             2263 East Vernon Avenue
                               Vernon, California

                             6051 Pacific Boulevard
                           Huntington Park, California

                               Unocal Gas Station
                               1900 South Broadway
                             Los Angeles, California


                                     PART C

                           Books and Records Locations

                               1810 South Broadway
                             Los Angeles, California

                             6051 Pacific Boulevard
                           Huntington Park, California

                              400 South Hope Street
                                   Suite 2000
                             Los Angeles, California

                                     PART D

                                   Trade Names

                                    Banner's
                                  Banner's Inc.
                                Central Electric
                              Central Electric Co.
                            Central Electric Company
                        Central Furniture, TV, Appliances